THE MILESTONE FUNDS
                        INVESTMENT SUB-ADVISORY AGREEMENT

     AGREEMENT made this ___th day of ______, 2002, between Williams Capital Management LLC (the "Adviser"), a limited partnership organized under the laws of the State of _________ with its principal place of business at 650 Fifth Avenue, 10th Floor, New York, New York 10019 and Milestone Capital Management, L.P. (the "Sub-Adviser"), a limited partnership organized under the laws of the State of New York with its principal place of business at One Executive Boulevard, Yonkers, New York 10701 and The Milestone Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at One Executive Boulevard, Yonkers, New York 10701.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue its shares of beneficial interest, no par value, in separate series and classes;

     WHEREAS, the Adviser is registered with the Securities and Exchange Commission (the "Commission") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Sub-Adviser is also registered with the Commission as an investment Adviser under the Advisers Act;

     WHEREAS, the Adviser and the Trust have entered into an investment advisory agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser manages the investment operations for each series of the Trust listed in Appendix A (each a "Portfolio" and collectively the "Portfolios") and may delegate certain duties of the Adviser to one or more investment sub-advisers; and

     WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the investments of the Portfolios, and the Sub-Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, the parties agree as follows:

     SECTION 1. THE TRUST; DELIVERY OF DOCUMENTS

     The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Certificate of Trust, Trust Instrument, Bylaws and Registration Statement filed with the Commission under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectuses and statements of additional information relating to the Portfolio contained therein

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and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board. The Trust has delivered copies of the documents listed in this Section 1 and will from time to time furnish to the Sub-Adviser with any amendments thereof.

     SECTION 2. APPOINTMENT

     The Adviser hereby appoints the Sub-Adviser, subject to the direction and control of the Adviser and also subject to the supervision of the Adviser, to manage the investment and reinvestment of the assets in the Portfolio and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

     SECTION 3. DUTIES OF THE SUB-ADVISER

     (a) The Sub-Adviser shall provide advice to the Adviser and make decisions on purchases and sales of securities and other investment assets in the Portfolio. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio. In all purchases, sales and other transactions in securities for the Portfolio, the Sub-Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) The Sub-Adviser will report to the Board at each meeting thereof all changes in the Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolio and the Sub-Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Portfolio's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios maintain investments. The Sub-Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolio as the Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Portfolio, the Sub-Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust's Certificate of Trust, Trust Instrument, Bylaws, Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolio.

     (c) The Sub-Adviser will from time to time employ or associate with such persons as the Sub-Adviser believes to be particularly fitted to assist in the execution of the Sub-Adviser's

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duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

     (d) The Sub-Adviser shall maintain records relating to Portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Sub-Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust's authorized representatives.

     SECTION 4. EXPENSES

     Except to the extent expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Portfolios.

     The Trust shall be responsible and shall assume the obligation for payment of all the Trust's operating expenses, including: (i) interest charges, taxes, brokerage fees and commissions; (ii) certain insurance premiums; (iii) fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; (iv) telecommunications expenses; (v) auditing, legal and compliance expenses; (vi) costs of the Trust's formation and maintaining its existence; (vii) costs of preparing and printing the Trust's prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; (viii) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; (ix) costs of reproduction, stationery and supplies; (x) compensation of the Trust's Trustees, officers, employees and other personnel performing services for the Trust who are not officers of the Adviser or the Sub-Adviser, of the Distributor or of affiliated persons of either; (xi) costs of corporate meetings; (xii) registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's shares are sold; (xiii) state securities law registration fees and related expenses; (xiv) the fee payable hereunder and fees and out-of-pocket expenses payable to the Trust's Distributor, Administrator or Sub-Administrator under any distribution, administration or similar agreement; and (xv) all other fees and expenses paid by the Trust pursuant to any distribution or shareholder service plan adopted pursuant to Rule 12b-1 under the Act or otherwise.

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     SECTION 5. STANDARD OF CARE

     The Trust and the Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Sub-Adviser's undertaking these services, the Sub-Adviser shall not be liable hereunder for any mistake of judgment or law in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Trust or to the Trust's security holders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties hereunder, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties hereunder.

     SECTION 6. COMPENSATION

     (a) In consideration of the foregoing, the Adviser shall pay the Sub-Adviser, with respect to each Portfolio, a fee at an annual rate set forth in Appendix A hereto. These fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

     (b) For purposes of calculating the Portfolio's daily net assets in determining the fees payable hereunder, there shall be excluded all holdings (and liabilities related to the purchase of holdings) in any registered open-end management investment company for which the Sub-Adviser acts as investment adviser. No fee shall be payable hereunder with respect to the Portfolio during any period in which the Portfolio invests all of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

     SECTION 7. EFFECTIVENESS, DURATION AND TERMINATION

     (a) This Agreement shall become effective immediately upon approval by a majority of the outstanding voting securities of the Portfolio.

     (b) This Agreement shall remain in effect for a period of twenty four months from the date of its execution and shall continue in effect for successive twelve-month periods (computed from each anniversary date of execution). This Agreement will become effective with respect to each additional Portfolio as of the date set forth on Appendix A when each such Portfolio is added thereto. This Agreement shall continue in effect for a Portfolio after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved, the Sub-

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Adviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

     (c) This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This agreement shall terminate upon assignment

     SECTION 8. ACTIVITIES OF THE SUB-ADVISER

     Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-Adviser's right, or the right of any of the Sub-Adviser's officers, directors or employees who may also be a Trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

     SECTION 9. MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Portfolio.

     (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

     (d) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           THE MILESTONE FUNDS



                                           By: ________________________
                                           Janet Tiebout Hanson
                                           Chair and President

                                           WILLIAMS CAPITAL MANAGEMENT LLC.


                                           By:__________________________

                                           President

                                           MILESTONE CAPITAL MANAGEMENT L.P.


                                           By:___________________________
                                           Janet Thiebout Hanson
                                           President

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                               THE MILESTONE FUNDS
                        INVESTMENT SUB-ADVISORY AGREEMENT


                                   APPENDIX A


                                          Fee as a % of
                                    the Annual Average Daily
Portfolio of the Trust            Net Assets of the Portfolio     Effective Date
----------------------            ---------------------------     --------------

Williams Capital Liquid Assets Fund         0.XX%



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